AMENDED AS OF
                                NOVEMBER 7, 2000

                                     BY-LAWS
                                       of
                                 COMDISCO, INC.


                                   ARTICLE I.

                                  Stockholders

         Section 1. Annual Meeting. Unless Directors are elected by written consent in lieu of an annual meeting, an annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as properly may be brought before the meeting. Stockholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect directors, provided, however, that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

         Section 2. Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called by the Board of Directors, the Chairman of the Board, Chief Executive Officer or the President. Any special meeting shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors or the officer calling the meeting may designate. Only such business shall be conducted at a special meeting as shall have been stated in the notice of the meeting as the purpose or purposes for the meeting.

         Section 3. Place of Meetings. The Directors may, in their sole discretion, determine that the Annual or any Special Meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 of the General Corporation Law of Delaware. If authorized by the Directors in their sole discretion, and subject to such guidelines and procedures as the Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

         Section 4. Notice and Adjournment of Meetings. The Secretary shall give written notice of each meeting of the stockholders to the stockholders of record entitled to vote thereat not less than ten nor more than sixty days before the meeting, directed to each such stockholder at his address as it appears on the records of the Corporation and stating the date, time and place, if any, of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meetings and, in the case of a special meeting, the purpose or purposes for which such meeting is called. Except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened, presence in person or by proxy of a stockholder shall constitute a waiver of notice of such meeting. Further, a written waiver of any notice required by law or these By-Laws, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent notice. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board of Directors, upon public announcement made prior to the date previously scheduled for such meeting of stockholders.

         The Chairman of the meeting or the holders of a majority of the shares entitled to vote, present in person or by proxy, may adjourn the meeting from time to time, whether or not there is then a quorum present. When a meeting of stockholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meetings are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting any business may be transacted which may have been transacted at the original meeting.

         Section 5. Quorum. At any meeting of the stockholders, the holders of a majority of all the shares of the capital stock of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number shall be required by law, by the Certificate of Incorporation or by these By-Laws for the purpose of a quorum, and in that case the representation of the number so required shall constitute a quorum.

         Section 6. Qualifications to Vote. The stockholders of record on the books of the Corporation at the close of business on the record date as determined in accordance with these By-Laws and only such stockholders shall be entitled to vote at any meeting of stockholders or any adjournment thereof.

         It shall be the duty of the Secretary, or at his direction an Assistant Secretary, to prepare and make at least ten days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting:
(i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary, business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 7. Organization. The Chairman of the Board or, in his absence, the Chief Executive Officer or the President shall call meetings of the stockholders to order and shall act as Chairman of such meetings. In the absence of the Chairman of the Board, the Chief Executive Officer or the President, the Board of Directors may appoint an officer of the Corporation to perform these duties.

         The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; but in the absence of the Secretary at any meeting of stockholders, the Chairman may appoint any person to act as Secretary of the meeting.

         Section 8. Voting. Subject to the provisions of the Certificate of Incorporation or of law, every stockholder shall be entitled to one vote in person or by proxy for each share of the capital stock registered in the name of such stockholder upon the books of the Corporation, but no proxy shall be voted on after three years from its date, unless said proxy provides for a longer period. The vote for Directors and, upon the demand of any stockholder, the vote upon any matter before the meeting, shall be by written ballot, and except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, all elections shall be decided by a plurality vote. If authorized by the Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder. All other matters brought before any meeting at which a quorum is present shall be decided by the vote of the holders of a majority of stock having voting power present in person or by proxy, unless the question is one upon which by express provision of the statutes, these By-Laws or of the Certificate of Incorporation (including Articles 11 and 12 thereof), a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 9.  Authorization  of Proxies.  Without  limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy, the following are valid means of granting such authority. A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A stockholder may also authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams of other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be complete reproduction of the entire original writing or transmission.

         Section 10. Inspectors. At each meeting of the stockholders, the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions relating to the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by one or more Inspectors. Such Inspectors shall be appointed by the Board of Directors before the meeting or, if no such appointment shall have been made, then by the presiding officer at the meeting. If, for any reason, any of the Inspectors previously appointed shall fail to attend, or refuse or be unable to serve, Inspectors in place of any so failing to attend, or refusing or unable to attend, shall be appointed in like manner.

         Section 11. Procedures Governing Business of Meetings of Stockholders. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, (a) not less than 120 days nor more than 150 days in advance of a day corresponding to the date of mailing the Corporation's proxy statement in connection with the previous year's annual meeting, or (b) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than a reasonable time, as determined by the Board of Directors, prior to the date of the applicable annual meeting. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to the Secretary shall set forth as to the matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and of the beneficial owner, if any, on whose behalf the proposal is made, and of any other stockholder known by such stockholder to be supporting such proposal on the date of such stockholder's notice, (c) the class and number of shares of the Corporation which are owned beneficially and of record by the stockholder, and such beneficial owner and such other stockholders (d) any material interest of the stockholder in such business and of such beneficial owner and such other stockholders, and (e) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice. In addition, the stockholder making the proposal shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 11 and in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as the same (or any substitute provision thereof) may be in effect from time to time. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11, and if he should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing in this By-Law shall be construed to prevent the consideration and approval or disapproval at the Annual Meeting of reports of officers, directors, and committees of the Board of Directors, but in connection with such reports, no business shall be acted upon at such Annual Meeting unless the presentation of such business is in compliance with the provisions of this By-Law. Notwithstanding the foregoing provisions of this Section 11, a stockholder who seeks to have any proposal included in the Corporation's proxy statement shall comply with all the requirements of Regulation 14A under the Exchange Act.

         Section 12. Notice of Stockholder Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible for election as Directors by the stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) not less than 120 days nor more than 150 days in advance of a day corresponding to the date of mailing the Corporation's proxy statement in connection with the previous year's annual meeting or (b) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than reasonable time, as determined by the Board of Directors, prior to the date of the applicable annual meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, (iv) a representation that the stockholder intends to appear at the meeting in person or by proxy to make the nomination specified in such notice, (v) a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such persons or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and (vi) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address, as they appear on the Corporation's books, of such stockholder and such beneficial owner and any other stockholder known by such stockholder to be supporting such nominee on the date of such stockholder notice and (ii) the class and number of shares of the Corporation which are beneficially owned and of record by such stockholder and such beneficial owner and any other stockholder known by such stockholder to be supporting such nominee on the date of such stockholder notice. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary, that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 13. Action by Consent. (a) Unless otherwise provided in the Certificate of Incorporation, any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation, subject to the provisions of subsections (b), (c), and (d) of this Section 13, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation. Prompt notice of the taking of the corporate action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing and, who, if the action had been taken at a meeting would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take action were delivered to the Corporation.

         (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of the meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

         (c) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be fixed by the Board of Directors. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Upon receipt of such a request, the Secretary shall, as promptly as practicable, call a special meeting of the Board of Directors to be held as promptly as practicable, but in any event not more than 10 days following the date of receipt of such a request. At such meeting, the Board of Directors shall fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Notice of the record date shall be published in accordance with the rules and policies of the principal stock exchange in the United States on which securities of the Corporation are then listed. If no record date has been so fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation, by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of the meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         (d) In the event of the delivery,  in the manner  provided by Paragraph
(c), to the Corporation of the requisite written consent or consents to take corporate action and any related revocation or revocations, the Corporation may engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Paragraph (c) represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).


                                   ARTICLE II.

                               Board of Directors


         Section 1. Powers. The business and affairs of the Corporation shall be managed by the Board of Directors which may exercise all powers of the Corporation and do all lawful acts and things not by statute or by the Certificate of Incorporation or these By-Laws required to be exercised or done by the stockholders.

         Section 2. Number, Classes and Term of Office. The Board of Directors shall consist of not less than four nor more than fifteen members which may have an office and keep the books of the Corporation (except as may be otherwise provided by law) in such place or places within or without the State of Delaware as the Board of Directors from time to time by resolution may determine. Within the limits specified above, the number of Directors shall be fixed from time to time by the Board of Directors by resolution and the number so fixed shall constitute the whole Board of Directors; provided, however, that no decrease in the size of the Board shall serve to reduce the term of any Director then in office. The Directors shall be divided into three classes as nearly equal in number as possible. At the annual meeting held in 1986, one class of directors (Class I) was elected for a one-year term, one class (Class II) was elected for a two-year term and one class (Class III) was elected for a three year term. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires in that year will be elected for a three-year term. None of the Directors need be a stockholder of the Corporation and none need be a resident of the State of Delaware. The Directors shall, except as hereinafter otherwise provided for filling vacancies, be elected by ballot at the annual meeting of the stockholders in the manner set forth in Article I of these By-Laws, and shall continue in office until the annual meeting for the year in which their term expires or until their successors shall have been elected and shall qualify. In case any increase in the number of Directors shall be effected at any time or from time to time by the Board of Directors pursuant to this Section, the additional offices so created may be filled as vacancies by affirmative vote of a majority of the Directors in office at the time such increase becomes effective. The Directors elected to such additional offices shall serve until the annual meeting for the year in which their term expires and until their successors have been elected and shall qualify.

         Section 3. Vacancies. Vacancies and newly created directorships within any class resulting from any increase in the authorized number of Directors, may be filled by a majority of Directors then in office, though less than a quorum, and any Director so chosen shall hold office for a term which shall coincide with the term of such class to which he is elected. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship within any class, the Directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office. Sections 1 and 2 of this Article II may only be amended by the Board of Directors pursuant to Section 5 of Article II of these By-Laws or by the affirmative vote of not less than 66 2/3% of the stock then entitled to vote in an election of Directors.

         Section 4. Resignations. Any Director or member of a committee of the Board of Directors may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein and if no time be specified, at the time of its receipt by the President or Secretary.

         Section 5. Meetings and Consents in Lieu of Meetings. Meetings of the Board of Directors shall be held on such dates, at such times and at such places within or without the State of Delaware as the Board by resolution may from time to time determine or as called by or at the order of the Chairman of the Board or by a majority of the Directors then in office.

         Regular meetings of the Board of Directors may be held without other notice at such time and place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President or upon request of two directors.

         The Secretary shall give notice of the date, time and place of each meeting by mailing the same at least five days before the meeting or by facsimile the same at least one day before the meeting, to each Director, but such notice may be waived by any Director.

         Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if each of the Directors or any committee thereof consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

         Section 6. Participation in Meeting by Telephone. Unless otherwise restricted by the Certificate off Incorporation or these By-Laws, members of the Board of Directors or of any committee thereof may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participation in the meeting can hear each other and participation in a meeting in such manner shall constitute presence in person at such meeting.

         Section 7. Quorum. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. All Directors present at any meeting of the Board may be counted in determining the presence of a quorum for all purposes and for all matters before the meeting regardless of the interest a Director may have in any matter brought before the meeting.

         Section 8. Organization. At all meetings of the Board of Directors, the Chairman of the Board shall preside. In the absence of the Chairman of the Board, the Directors present shall appoint a chairman of the meeting.

         Section 9. Compensation of Directors. Each Director not an officer or an employee of the Corporation shall be entitled to receive as compensation (payable in cash or equity in the Corporation) for his services an annual fee and, for each day on which he shall be present at any meeting of the Board of Directors, a meeting fee in amounts which the Board by resolution may from time to time determine. Each Director, whether or not an officer or employee of the Corporation, shall be entitled to reimbursement for all expenses incurred by him in attending any meeting of the Board of Directors. Such meeting fee and reimbursement for expenses shall be payable even though the meeting is adjourned because of the absence of a quorum.


                                  ARTICLE III.

                                   Committees

         Section 1. Executive Committee. The Board of Directors, may appoint from among its members an Executive Committee, such members to serve at the pleasure of the Board. The number of Directors to be appointed as members of the Executive Committee shall be fixed from time to time by resolution of the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of each absent or disqualified member. The Executive Committee shall concern itself with all matters affecting the fiscal policies and financial affairs of the Corporation and shall have and may exercise, when the Board is not in session, all the powers of the Board in the management of the business and affairs of the Corporation, except that it shall not have any of the powers of the Board in connection with (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required to be submitted to stockholders for approval or (ii) altering, amending or repealing these By-Laws (or any resolution of the Board of Directors that by its terms provides that the Executive Committee shall not alter, amend or repeal it.) The Executive Committee may authorize the seal of the Corporation to be affixed to all papers that may require it.

         Section 2. Other Committees. The Board of Directors, may create from time to time additional committees to be constituted in such manner and to have such organization and powers as the Board of Directors in such resolution shall provide (subject to the restrictions set forth in (i) and (ii) of the preceding Section). All of the members of any such committee having any of the powers of the Board of Directors shall be Directors, and the members of any such committee not having any of the powers of the Board of Directors need not be Directors.

         Section 3. Alternate Members. The Board of Directors, may designate alternate members of any committee who shall possess the same qualifications for eligibility as regular members and who may replace any absent or disqualified member at any meeting of the committee in the order, if any, designated in the resolution appointing such alternate members. In the absence or disqualification of a committee member, the member or members present at any meeting and not disqualified from voting, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

         Section 4. Committee Proceedings. A quorum for transacting business by any committee shall be one-third of the number of members of the committee as then constituted, not including the number of alternate members, but the alternate members present at any meeting shall be counted for the purpose of determining if a quorum is present at the meeting. The vote of a majority of the members, including alternate members sitting as members, present at a meeting at which a quorum is present shall be the act of the committee. All members present at any meeting of a committee may be counted in determining the presence of a quorum for all purposes and for all matters before the meeting regardless of the interest a member may have in any matter brought before the meeting. Each of the committees may appoint a secretary of the committee, who need not be a Director. Each of the committees shall have power to fix the date, time and place of holding its meetings and the method of giving notice thereof and to adopt its own rules of procedure. Each of them shall keep minutes of all its meetings which shall be open to the inspection of any Director at any time.

         Section 5. Compensation. Each member of a committee, and each alternate member of a committee, who is not an officer or an employee of the Corporation shall be entitled to receive, for his services as a member or as an alternate member of such committee, compensation (in cash or equity in the Corporation) in such amounts as the Board of Directors by resolution may from time to time determine. Each member of a committee, and each alternate member of a committee, whether or not an officer or an employee of the Corporation, shall be entitled to reimbursement for all expenses incurred by him in attending any meeting of such committee.


                                   ARTICLE IV.

                                    Officers

         Section 1. Officers. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Controller, a Treasurer and a Secretary. Any number of offices may be held by the same person. All such officers shall be elected by the Board of Directors at the meeting of the Board of Directors held on the date of each annual meeting of the stockholders. The Board of Directors may elect such other officers as they deem necessary, who shall have such authority and shall perform such duties as the Board of Directors from time to time prescribe. In its discretion, the Board of Directors may leave any office unfilled.

         All officers shall be subject to removal at any time by the vote of the Board of Directors or by the Executive Committee of the Board of Directors.

         The President or Chief Operating Officer may also appoint officers of the Corporation's divisions or business units, but such individuals will not be deemed to be officers of the Corporation.

         Section 2. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. He shall from time to time secure information concerning the business and affairs of the Corporation and shall promptly lay such information before the Board of Directors. He shall communicate to the Board all matters presented by any officer of the Corporation for its consideration, and shall from time to time communicate to the officers such action of the Board of Directors as may in his judgment affect the performance of their official duties.

         Section 3. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the supervision, direction and control of the Board of Directors and Chairman of the Board (if any), shall have general supervision, direction and control of the business and officers of the Corporation with all such powers as may be reasonably incident to such responsibilities. The Chief Executive Officer shall implement the general directives, plans and policies formulated by the Board of Directors and shall further have such duties responsibilities and authorities as may be assigned to him by the Board of Directors. The Chief Executive Officer shall have the general powers and duties of management usually vested in the chief executive officer of a corporation.

         During the time of any vacancy in the office of Chairman of the Board or in the event of the absence or disability of the Chairman of the Board, the Chief Executive Officer shall have the duties and powers of the Chairman of the Board unless otherwise determined by the Board of Directors. In the absence of the Chairman of the Board, if one be elected, the Chief Executive Officer shall preside at meetings of the Stockholders and Board of Directors. During any time of any vacancy in the office of Chief Operating Officer or in the event of the absence or disability of the Chief Operating Officer, the Chief Executive Officer shall have the duties and powers of the Chief Operating Officer unless otherwise determined by the Board of Directors.

         Section 4. Powers and Duties of the Chief Operating Officer. The Chief Operating Officer shall be the chief operating officer of the Corporation and, subject to the supervision, direction and control of the Chief Executive Officer and the Board of Directors, shall manage the day-to-day operations of the Corporation. He shall have the general powers and duties of management usually vested in the chief operating officer of a corporation and such other powers and duties as may be assigned to him by the Board of Directors, the Chief Executive Officer or these By-Laws. In the absence of the Chief Operating Officer, his duties shall be performed and his authority may be exercised by the Chief Executive Officer or an Executive Vice President of the Corporation as may have been designated by the Chief Operating Officer with the right reserved to the Board of Directors to designate or supersede any designation so made.

         During the time of any vacancy in the offices of the Chairman of the Board and Chief Executive Officer or in the event of the absence or disability of the Chairman of the Board and the Chief Executive Officer, the Chief Operating Officer shall have the duties and powers of the Chief Executive Officer unless otherwise determined by the Board of Directors.

         Section 5. Powers and Duties of the President. The President shall have such powers and perform such duties as may from time to time be assigned to him by these By-Laws, the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

         Section 6. Powers and Duties of the Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive Vice President, each Senior Vice President and each Vice President shall have such powers and perform such duties as may from time to time be assigned to him by these By-Laws, the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

         Section 7. Powers and Duties of the Controller. The Controller shall be the principal officer in charge of the accounts of the Corporation, and shall perform such duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

         Section 8. Powers and Duties of the Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which may have come into his hands; when necessary or proper, he may endorse or cause to be endorsed on behalf of the Corporation for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depository or depositories as may have been designated by the Board of Directors or the Executive Committee or by any officer authorized by the Board of Directors or the Executive Committee to make such designation; whenever required by the Board of Directors or Executive Committee he shall render a statement of the funds and securities of the Corporation in his custody; and he shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors and the Executive Committee.

         Section 9. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; he shall attend to the giving or serving of all notices of the Corporation; he may sign with the Chairman of the Board, the President, any Executive Vice President, any Senior Vice President or any Vice President, in the name of the Corporation, all contracts authorized by the Board of Directors or by any committee of the Corporation having the requisite authority and, when so ordered by the Board of Directors or such committee, he shall affix the seal of the Corporation thereto; he shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors or the Executive Committee shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application at the office of the Corporation during business hours; and he shall in general perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors and the Executive Committee.

         Section 10. Powers and Duties of Additional Officers. The Board of Directors or the Executive Committee may from time to time by resolution delegate to any Assistant Vice President or Vice President, Assistant Controller or Controllers, any Assistant Treasurer or Treasurers and/or any Assistant Secretary or Secretaries, elected by the Board, any of the powers or duties herein assigned to the Vice President, Controller, the Treasurer or the Secretary, respectively.

         Section 11. Giving of Bond by Officers. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such penalties and with such conditions and security as said Board may require.


                                   ARTICLE V.

                       Capital Stock - Seal - Fiscal Year

         Section 1. Certificates for Shares. The certificates for shares of the capital stock of the Corporation shall be in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board or the President and also by the Secretary or the Treasurer and shall not be valid unless so signed. If a certificate is counter-signed (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as though he were such officer, transfer agent or registrar at the date of issue.

         All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered in the Corporation's books. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         Except as hereinafter provided, all certificates surrendered to the Corporation shall be canceled and no new certificates shall be issued until former certificates for the same number of shares of the same class shall have been surrendered and canceled.

         Section 2. Replacing Lost, Stolen, Destroyed or Escheated Stock Certificates. The Board of Directors of the Corporation, or any officer or officers of the Corporation to whom the Board of Directors has delegated authority, may authorize any transfer agent of the Corporation to issue at any time and from time to time until otherwise directed new certificates of stock in the place of certificates previously issued by the Corporation, alleged to have been lost, stolen or destroyed, upon receipt by the transfer agent of (a) evidence of loss, theft or destruction (which may be the affidavit of the applicant), (b) an undertaking to indemnify the Corporation and any transfer agent and registrar of stock of the Corporation against claims that may be made against it or them on account of the lost, stolen or destroyed certificate or the issue of a new certificate, (c) a bond of indemnity to secure such undertaking, of such kind, in such amount (which may be either a fixed or open amount), and secured by such surety, as the Board of Directors, any financial officer, or any other authorized officer or officers shall have authorized the transfer agent to accept generally or as the Board of Directors or such officer or officers shall approve in particular cases, and (d) any other documents or instruments that the Board of Directors or an authorized officer or officers may from time to time require.

         The Board of Directors of the Corporation, or any officer or officers of the Corporation to whom the Board of Directors has delegated authority, may authorize any transfer agent of the Corporation to issue at any time and from time to time until otherwise directed new certificates of stock, in the place of certificates previously issued by the Corporation, representing shares of stock of the Corporation which, together with all unclaimed dividends thereon, are claimed and demanded by any State of the United States in accordance with escheat laws, or unclaimed or abandoned property laws which contain a statutory provision which relieves the issuing corporation, and any transfer agent, registrar or other person acting for the corporation from all liability to any person or from any loss or damage resulting from the issuance and delivery of any such replacement certificates to the State.

         Section 3. Transfer of Shares. A transfer book shall be kept by the Corporation or by one or more agents appointed by it, in which the shares of the capital stock of the Corporation shall be transferred. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for a like number of shares.

         Section 4. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

         The Board of Directors may appoint one or more transfer agents and registrars of transfers and may require all stock certificates to bear the signature of one of the transfer agents and of one of the registrars of transfers so appointed.

         Section 5. Fixing of Record Dates. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than action by consent, which is the subject of Article I, Section 13 of these By-Laws), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 6. Dividends. Subject to the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors may declare dividends from the surplus of the Corporation or from the net profits arising from its business.

         Subject to the provisions of the Certificate of Incorporation of the Corporation, the dividends on any class of stock of the Corporation, if declared, shall be payable on dates to be fixed by the Board of Directors.

         Section 7. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by the Treasurer, any Assistant Secretary or any Assistant Treasurer.

         Section 8. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of October and terminate on the thirtieth day of September in each year.


                                   ARTICLE VI.

                         Signing of Checks, Notes, Etc.

         All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed by such officer or officers or employee or employees of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors or by any officer of the Corporation authorized by resolution of the Board of Directors to sign on behalf of the Corporation with respect to such obligations.

                                  ARTICLE VII.

                                Indemnification.

         The Corporation (i) shall indemnify every person who is or was a director or officer of the corporation or is or was serving at the Corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise; and has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter and (ii) shall, if the Board of Directors so determines that indemnification is proper with respect to a person who is a Director or officer at the time of such determination, indemnify such Director or officer;
(iii) and shall upon a determination that indemnification is proper indemnify any person who is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the Corporation's request as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the extent, in the manner, and subject to compliance with the applicable standards of conduct, provided by Section 145 of the General Corporation Law of the State of Delaware as the same (or any substitute provision thereof) may be in effect from time to time.

         Such indemnification (i) shall not be deemed exclusive of any other rights to which any person seeking indemnification under or apart from this
Article VI may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and (ii) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, provided, however, that the payment of expenses incurred by a director, officer, employee or agent in advance of the final disposition of the action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article VII or otherwise.


                                  ARTICLE VIII.

                                    Offices.

         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, state of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE IX.

                                   Amendments.

         Except as provided in the Certificate of Incorporation of the Corporation, these By-Laws may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Directors or by the stockholders at any meeting the notice of which shall have stated the amendment of the By-Laws as one of the purposes of the meeting. Any By-Laws adopted by the Board of Directors may be altered, amended or repealed by the stockholders at any annual meeting or at any special meeting, provided that notice of such proposed alteration, amendment or repeal shall have been given in the notice of the meeting.